Exhibit (q)

Sentinel Variable Products Trust

Power of Attorney

The undersigned trustees of Sentinel Variable Products Trust each hereby authorize Mehran Assadi, Thomas H. Brownell and Lisa Muller, or any of them, as attorney-in-fact, to sign on his or her behalf, in the capacity of trustee, any amendments to the Registration Statement on Form N-1A (File No. 333-35832) filed for Sentinel Variable Products Trust or on behalf of Sentinel Variable Products Trust or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 27th day of April, 2016

/s/ Gary Dunton	/s/ Mehran Assadi	/s/ Deborah G. Miller
Gary Dunton	Mehran Assadi	Deborah G. Miller

/s/ John Pelletier	/s/ John Raisian	/s/ Richard H. Showalter
John Pelletier	John Raisian	Richard H. Showalter

/s/ Thomas H. Brownell
Thomas H. Brownell	Angela E. Vallot